CUSIP No. 140475104	SCHEDULE 13D
Exhibit A
JOINT FILING UNDERTAKING
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.
Dated: December 7, 2007

Boston Avenue Capital, LLC
By:	/s/ Stephen J. Heyman
Stephen J. Heyman, Manager

By:	/s/ James F. Adelson
James F. Adelson, Manager

Yorktown Avenue Capital, LLC
By:	/s/ Stephen J. Heyman
Stephen J. Heyman, Manager

By:	/s/ James F. Adelson
James F. Adelson, Manager

/s/ Stephen J. Heyman
Stephen J. Heyman

/s/ James F. Adelson
James F. Adelson

Value Fund Advisors, LLC
By:	/s/ Charles M. Gillman
Charles M. Gillman, Manager

/s/ Charles M. Gillman
Charles M. Gillman